Exhibit 99.1

AMN Healthcare Announces New Revolving Credit Facility

SAN DIEGO, February 12, 2018 /PRNewswire/ – AMN Healthcare Services, Inc. (NYSE: AMN), the leader and innovator in healthcare workforce solutions and staffing services, today announced that it has entered into a new $400 million revolving credit facility. The agreement also includes the ability to expand borrowing by $250 million plus additional amounts based on a net leverage ratio test, subject to certain terms and conditions. This new five-year agreement replaces the previous $275 million credit facility.

Compared with the previous credit agreement, pricing was reduced by at least 25 basis points at all leverage levels. Other terms of the agreement are consistent with or improved from the one it replaced. The company currently has no borrowings outstanding on its revolving credit facility.

“With this new credit facility, AMN has obtained greater borrowing capacity at lower interest rates, with extended maturity and improved flexibility under covenants. This larger facility reflects the strength of the company and is important in supporting AMN’s long-term growth strategy,” said Brian M. Scott, Chief Financial Officer of AMN Healthcare.

SunTrust Robinson Humphrey, Inc., Bank of America Merrill Lynch, and JPMorgan Chase Bank, N.A. acted as joint lead arrangers and joint bookrunners on the financing.

Additional details about the Company’s new revolving credit facility are included in its Current Report on Form 8-K, filed with the Securities and Exchange Commission on February 12, 2018.

About AMN Healthcare

AMN Healthcare is the leader and innovator in healthcare workforce solutions and staffing services to healthcare facilities across the nation. The Company provides unparalleled access to the most comprehensive network of quality healthcare professionals through its innovative recruitment strategies and breadth of career opportunities. With insights and expertise, AMN Healthcare helps providers optimize their workforce to successfully reduce complexity, increase efficiency and improve patient outcomes. AMN delivers managed services programs, healthcare executive search solutions, vendor management systems, recruitment process outsourcing, predictive modeling, medical coding and consulting, and other services. Clients include acute-care hospitals, community health centers and clinics, physician practice groups, retail and urgent care centers, home health facilities and many other healthcare settings. For more information about AMN Healthcare, visit www.amnhealthcare.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, among others, statements concerning our future financial performance, our guidance for first quarter 2018 revenue, gross margin, SG&A expenses as a percentage of revenue, adjusted EBITDA margin, increases in clients’ need for innovative workforce solutions and our ability to maintain or improve revenue growth in 2018. The Company bases these forward-looking statements on its current expectations, estimates and projections about future events and the industry in which it operates using information currently available to it. Actual results could differ materially from those discussed in, or implied by, these forward-looking statements. Forward-looking statements are identified by words such as “believe,” “anticipate,” “expect,” “intend,” “plan,” “will,” “may,” “estimates,” variations of such words and other similar expressions. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. Factors that could cause actual results to differ from those implied by the forward-looking statements contained in this press release are set forth in our fillings with the Securities and Exchange Commission (SEC), including our most recent Annual Report on Form 10-K for the year ended December 31, 2016, our subsequent Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. Be advised that developments subsequent to this press release are likely to cause these statements to become outdated and the Company is under no obligation (and expressly disclaims any such obligation) to update or revise any forward-looking statements whether as a result of new information, future events, or otherwise.

Contact:

Randle Reece

Director, Investor Relations

866.861.3229